Exhibit 99.1

Contact: J. Todd Scruggs, Executive Vice President and CFO

(434) 846-2000 tscruggs@bankofthejames.com

For Immediate Release

Bank of the James Financial Group, Inc. Announces Results

For 2nd Quarter 2004

Lynchburg Va., July 21, 2004        Bank of the James Financial Group, Inc. (OTCBB:BOJF) (quarterly consolidated results unaudited) reported today total net income after tax of $439,000 or $0.43 per basic share ($0.40 diluted) for the quarter ended June 30, 2004 and $780,000 or $0.77 per basic share ($0.72 diluted) year-to-date compared to net income of $414,000 or $0.44 per basic share ($0.43 diluted) and $719,000 or $0.77 per basic share ($0.75 diluted) for the respective periods a year ago. Earnings per share amounts for 2004 reflect the 10% stock dividend paid by the company during January, 2004.

Despite a decrease in non-interest income, in large part due to a decrease in fees from mortgage origination volume, net income was improved through core earnings consisting of interest income generated on loans and investments. The low interest rate environment assisted in decreasing the average rate paid on interest bearing liabilities which also contributed to improved earnings despite increased non-interest expenses, including one-time expenses associated with the opening of the Forest, VA branch. Net interest income for the quarter ended June 30, 2004 was $1,637,000 as compared to net interest income of $1,343,000 in the same quarter of 2003, an increase of 21.9%. The net interest margin, however, decreased to 4.41% in the second quarter of 2004 from 4.85% in the same period a year ago. This decrease is attributable to the low rate environment and its effect on rates charged on new loans originated during the period. Management believes the bank is well positioned to take advantage of any future rate increases by the FOMC because of its heavy concentration of adjustable rate loans in the portfolio.

Total assets as of June 30, 2004 were $161,213,000 compared to $145,011,000 at the end of 2003, an increase of $16,202,000 or 11.1%. The increase is attributed to deposit growth and specifically the success of a higher yielding savings account product, as well as the opening of the Forest, VA branch. Deposits grew from $133,486,000 at the period ended December 31, 2003 to $145,790,000 at the end of the second quarter, 2004, for an increase of 9.2%

Loans, net of unearned income and loan loss provision, increased from $114,604,000 as of December 31, 2003 to $123,854,000 as of June 30, 2004, an increase of 8.1%. This increase can be attributed to the low interest rate environment that made borrowing attractive to the Bank’s customers, the Bank’s increased presence in the market, and the Bank’s reputation for service. A significant increase in non performing loans is partially the result of the bankruptcy proceedings of several customers. Management does not believe that the amount of non performing loans will continue to increase at an unacceptable rate. The loan loss provision of $1,543,000 represented 1.23% of total loans at the end of the second quarter, 2004. Management deems this provision to be adequate.

Press Release, July 21, 2004, Page 2

Bank of the James Financial Group, Inc.

Bank of the James, a wholly owned subsidiary of Bank of the James Financial Group, Inc., currently operates four full service locations as well as a mortgage division in the Lynchburg, Virginia area. Subject to regulatory and other approval, the Bank plans to open an additional branch location in the downtown area of the City of Lynchburg in the third quarter of 2004. Bank of the James Financial Group, Inc. common stock is quoted on the Over The Counter Bulletin Board under the symbol “BOJF” (some web sites require BOJF.OB to quote).

Selected financial highlights are shown below.

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Cautionary Statement Regarding Forward-Looking Statements

This press release report contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements which speak only as of the dates on which they were made. The Bank undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Such factors include, but are not limited to competition, general economic conditions, potential changes in interest rates, and changes in the value of real estate securing loans made by the Bank. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in Bank of the James’ filings with the Federal Reserve Board.

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Bank of the James Financial Group, Inc.

(000’s) except ratios and percent data

audited

Selected Data:	Three months ending June 30, 2004	Three months ending June 30, 2003	Change	Year to date June 30, 2004	Year to date June 30, 2003	Change
Interest income	$2,229	$1,906	16.95%	$4,388	$3,745	17.17%
Interest expense	592	563	5.15%	1,176	1,170	0.51%
Net Interest income	1,637	1,343	21.89%	3,212	2,575	24.74%
Provision for loan losses	54	84	-35.71%	131	292	-55.14%
Noninterest income	488	491	-0.61%	778	876	-11.19%
Noninterest expense	1,410	1,123	25.56%	2,678	2,060	30.00%
Income taxes	222	213	4.23%	401	380	5.53%
Net income	439	414	6.04%	780	719	8.48%
Weighted Average Shares Outstanding	1,029,624	935,630	10.05%	1,016,069	935,630	8.60%
Basic net income Per share *	$0.43	$0.44	$(0.01)	$0.77	$0.77	$—
Fully diluted net income Per share	$0.40	$0.43	$(0.03)	$0.72	$0.75	$(0.03)

Balance Sheet at period end:	June 30, 2004	Dec 31, 2003	Change	June 30, 2003	Dec 31, 2002	Change
Loans, net	$123,854	$114,604	8.07%	$101,115	$85,750	17.92%
Total securities	20,744	14,956	38.70%	6,633	16,478	-59.75%
Total deposits	145,790	133,486	9.22%	108,198	103,509	4.53%
Stockholders’ equity	12,057	11,309	6.61%	10,658	9,973	6.87%
Total assets	161,213	145,011	11.17%	119,115	114,071	4.42%
Shares Outstanding	1,029,817	935,630	94,187	935,630	935,630	—
Book value per share	11.71	12.09	(0.38)	11.39	10.66	$0.73

Daily averages:	Three months ending June 30, 2004	Three months ending June 30, 2003	Change	Year to date June 30, 2004	Year to date June 30, 2003	Change
Loans, net	$121,804	$97,825	24.51%	$119,132	$94,159	26.52%
Total securities	19,006	8,901	113.53%	16,715	11,439	46.12%
Total deposits	142,535	106,225	34.18%	138,807	103,120	34.61%
Stockholders’ equity	11,952	10,528	13.53%	11,728	10,375	13.04%
Interest earning assets	148,956	111,136	34.03%	144,263	108,766	32.64%
Interest bearing liabilities	127,990	92,484	38.39%	124,293	90,632	37.14%
Total Assets	157,262	117,635	33.69%	152,385	115,074	32.42%

Financial Ratios:	Three months ending June 30, 2004	Three months ending June 30, 2003	Change	Year to date June 30, 2004	Year to date June 30, 2003	Change
Return on average assets	1.12%	1.41%	(0.29)	1.03%	1.25%	(0.23)
Return on average equity	14.73%	15.77%	(1.04)	13.34%	13.90%	(0.56)
Net Interest Margin	4.41%	4.85%	(0.44)	4.47%	4.75%	(0.28)
Efficiency ratio	66.35%	61.23%	5.12	67.12%	59.69%	7.42
Average Equity to average assets	7.60%	8.95%	(1.35)	7.70%	9.02%	(1.32)

Allowance for loan losses:	Three months ending June 30, 2004	Three months ending June 30, 2003	Change	Year to date June 30, 2004	Year to date June 30, 2003	Change
Beginning balance	$1,507	$1,208	24.75%	$1,451	$1,081	34.23%
Provision for losses	54	84	-35.71%	131	292	-55.14%
Charge-offs	(31)	(28)	10.71%	(94)	(119)	-21.01%
Recoveries	13	13	0.00%	55	23	139.13%
Ending balance	1,543	1,277	20.83%	1,543	1,277	20.83%

Nonperforming assets:	June 30, 2004	Dec 31, 2003	Change	June 30, 2003	Dec 31, 2002	Change
Nonaccrual loans	832	100	732.00%	12	42	-71.43%
Restructured loans	none	none	—	none	none	—
Total nonperforming loans	832	100	732.00%	12	42	-71.43%
Other real estate owned	none	none	—	none	none	—
Total nonperforming assets	832	100	732.00%	12	42	-71.43%

Asset quality ratios:	June 30, 2004	Dec 31, 2003	Change	June 30, 2003	Dec 31, 2002	Change
Nonperforming loans to total loans	0.66%	0.09%	0.58	0.01%	0.05%	(0.04)
Allowance for loan losses to total loans	1.23%	1.25%	(0.02)	1.25%	1.24%	0.00
Allowance for loan losses to nonperforming loans	185.46%	1451.00%	(1,265.54)	10641.67%	2573.81%	8,067.86

*	Basic EPS is calculated using the average shares outstanding for the period. Average shares outstanding increased in 2004 due to the effects of the 10% stock dividend paid on 1/27/04.